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                                                                   EXHIBIT 10.07

                               SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of July 22, 2003 by and between AVATECH SOLUTIONS SUBSIDIARY, INC., a Delaware corporation (the "Grantor"), and Strategic Partner (name withheld and filed separately with the SEC) (the "Secured Party").

                              W I T N E S S E T H:

          WHEREAS, the Secured Party has entered into a Loan Agreement, dated as of July 22, 2003 (the "Loan Agreement"), with the Grantor pursuant to which the Secured Party will make Loans to the Grantor; and

          WHEREAS, it is condition precedent to the making of the Initial Loan under the Loan Agreement that the Grantor shall have granted to the Secured Party the security interests set forth in this Agreement; and

          WHEREAS, all capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Loan Agreement; and

          NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Secured Party to make the loans pursuant to the Loan Agreement, the Grantor hereby agrees with the Secured Party as follows:

     1. Grant of Security. The Grantor hereby assigns and pledges to and for the ratable benefit of the Secured Party a continuing security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located and including all products and proceeds thereof (collectively, the "Collateral"):

     Accounts: All present and future "accounts" (as defined in the Uniform Commercial Code as in effect in the State of Delaware (the "Code")), accounts receivable and other rights of the Grantor to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

     Inventory: All "inventory" (as defined in the Code), including goods now owned or hereafter acquired by the Grantor (wherever located, whether in the possession of the Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies or materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished under any present or future contract of service or which are raw materials, work in process, finished goods, office supplies, maintenance supplies, packaging materials, spare parts or similar items of Grantor or materials used or consumed solely in the Grantor's business (collectively, "Inventory");

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     Equipment: All "equipment" (as defined in the Code), including all machinery, equipment, tools, production fixtures, maintenance machinery and equipment, furniture and leasehold improvements, distribution, selling, data processing and office equipment, appliances, fixtures and trade fixtures, tools, vehicles, and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by the Grantor and wherever located (collectively, "Equipment");

     General Intangibles: All rights, interest, choses in action, causes of action, claims and all other intangible property of the Grantor of every kind and nature (other than Accounts), in each instance whether now owed or hereafter acquired by the Grantor, and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs and prototypes, software and related documentation, printouts and other computer materials; all the goodwill of the business of Grantor in connection with the use, and symbolized by, each trademark, service mark and trade name of Grantor; all licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to the Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to the Grantor from the Secured Party, any lender or any of their respective affiliates, with the same rights therein as if the deposits or other sums were credited by or due from the Secured Party or any lender; all credit with and other claims against carriers and shippers; all rights to indemnification; all patents, trademarks, service marks, tradenames, patent applications and trademark applications, and all claims by Grantor against third parties for any infringement of any trademark, service mark or copyright; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which the Grantor is beneficiary; all letters of credit, guaranties, liens, security interests and other security held by or granted to the Grantor; any restrictive covenants and obligations of Grantor's officers, employees, former officers and former employees and all rights, claims and causes of action against any of Grantor's officers, former officers, employees or former employees; and all other intangible property, whether or not similar to the foregoing;

     Chattel Paper, Instruments and Documents: All "chattel paper" (as defined in the Code), all leases, all "instruments" (as defined in the Code) and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor and all bills of lading, warehouse receipts, documents of title and other "documents" (as defined in the Code), in each instance whether now owned or hereafter acquired by the Grantor;

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     Investment Property: All "investment property" (as defined in the Code)
(including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property; and

     Other Property: All personal property or interests in personal property now owned or hereafter acquired by the Grantor which now may be owned or hereafter may come into the possession, custody or control of the Grantor or any agent of the Grantor in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of the Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights, to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions to any of the property covered by this Agreement, any substitutions therefor, and any replacements, proceeds and products therefor.

     2. Security For Obligations. This Agreement secures the payment and performance of all obligations of the Grantor now or hereafter existing under the Loan Agreement and this Agreement, in each case, as the same may be amended and modified from time to time, whether for payment of principal, interest (including, without limitation, interest accruing following the filing by or against the Grantor of a bankruptcy proceeding), fees, expenses or otherwise (all such obligations of the Grantor being hereinafter referred to collectively as the "Secured Obligations").

     3. Grantor Remains Liable. Anything herein to the contrary notwithstanding,
(a) the Grantor shall remain solely liable under the contracts, agreements, instruments and chattel paper included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement and the Loan Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder or under the Loan Agreement shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and
(c) the Secured Party shall not have any responsibility, obligation or liability under the contracts, agreements, instruments, chattel paper or investment property included in the Collateral by reason of this Agreement or the Loan Agreement, nor shall the Secured Party be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of the Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by the Grantor or the

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sufficiency of any performance by any party under any such contracts, agreements, instruments or chattel paper, or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

     4. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Secured Party with respect to the Collateral to the effect set forth in the Loan Agreement, which representations and warranties are incorporated herein by reference in their entirety as if made on and as of the date hereof.

     5. Perfection and Maintenance of Security Interest and Lien; Further Assurances. The Grantor agrees that until this Agreement has been terminated in accordance with Section 12 hereof, the Secured Party's security interests in and liens on and against the Collateral and all proceeds and products thereof shall continue in full force and effect. The Grantor shall perform, from time to time, any and all steps reasonably requested by the Secured Party to perfect, maintain and protect the Secured Party's security interests in and liens on and against the Collateral granted or purported to be granted hereby and to enable the Secured Party to exercise its rights and remedies hereunder and under the Loan Agreement, including, without limitation, (i) executing and filing financing or continuation statements, upon an Event of Default and during the continuance thereof, tradename and copyright assignments or any amendments thereof, in form and substance reasonably satisfactory to the Secured Party and (ii) executing and delivering all further instruments and documents as the Secured Party may reasonably request to perfect or continue the perfection of their respective security interests in the Collateral.

     6. Filing Costs. The Grantor shall pay the reasonable costs of, or incidental to, all recordings or filings of all financing statements (including, without limitation, all recording, documentary and intangible recording taxes).

     7. Appointment of Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the discretion of the Secured Party and at any time and from time to time during the continuance of an Event of Default (as defined in the Loan Agreement), to take any action and to execute any instrument which the Secured Party may deem necessary, for and on behalf of the Secured Party, to accomplish the purposes of this Agreement, including, without limitation:

     (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

     (iii) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the

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     Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

     (iv) to discharge any lien or encumbrance on or against the Collateral or bond the same; and

     (v) to take such other action as may be necessary to enforce the Secured Party's rights under this Agreement and the Loan Agreement.

     8. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by the Secured Party hereunder, the Secured Party shall have no duties as to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own properties.

     9. Remedies. If any Event of Default shall have occurred and be continuing:

     (i) the Secured Party shall have, in addition to the other rights and remedies provided for herein and in the Loan Agreement or otherwise available to the Secured Party, all the rights and remedies of a secured party upon default under the Code; and

     (ii) the Secured Party shall apply all cash proceeds received by it in respect of any sale of, collection from, or other realization upon all or any part of the Collateral from, or other realization upon all or any part of the Collateral, for the benefit of the Secured Party, against all or any part of the Secured Obligations in such order as the Secured Party may select. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     10. Indemnity and Expense. Upon the occurrence and during the continuance of an Event of Default, the Grantor will upon demand pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the fees and disbursements of counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the custody (and protection during any period of custody) of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or under the Loan Agreement, or (iii) the failure by the Grantor to perform or observe any of the provisions hereof. All of the foregoing fees, costs and expenses shall be part of the Secured Obligations and shall be secured by the Collateral. The Grantor shall indemnify and hold the Secured Party and its officers, directors, employee, affiliates, counsel and agents (each, an "Indemnified Person ") harmless from and against any and all liabilities, obligations, losses, damages, penalties,

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actions or other proceedings (commenced or threatened and whether or not any such Indemnified Person is a party thereto), judgments, costs, expenses and disbursements of any kind, including reasonable attorneys' fees and disbursements and other reasonable costs and expenses of investigation or defense resulting from, arising out of or in any way relating to this Agreement, the Loan Agreement or any transaction contemplated hereby or thereby (all of the foregoing, collectively, the "Indemnified Liabilities "); provided that the Grantor shall have no liability to an Indemnified Person hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section shall be payable on demand of the Secured Party.

     11. Notices. Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

to the Grantor at:

                     11403 A Cronhill Drive
                     Owings Mills, MD 21117
                     Attention: Donald R. Walsh
                     Telephone: (410) 902-6900
                     Facsimile: (410) 902-8324

with a copy to:

                     Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. One South Street
                     27th Floor
                     Baltimore, MD 21202
                     Attention: Christopher Olander
                     Telephone: (410) 332-8550
                     Facsimile: (410) 332-8594

to the Secured Party at:
                     Strategic Partner
                     (Address withheld and filed separately with the SEC.)

with a copy to:      Ropes & Gray LLP
                     45 Rockefeller Plaza
                     New York, New York 10111
                     Attention: Jonathan Cramer, Esq.
                     Telephone: (212) 841-0690
                     Facsimile: (212) 841-5725

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     12. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until

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the earlier of (i) the payment in full of the Secured Obligations or (ii) the termination of this Agreement by the Secured Party. This Agreement shall be binding upon the Grantor and its successors and assigns and shall inure, together with the rights and remedies of the Secured Party, to the benefit of the Secured Party and its successors and assigns. Upon the termination of this Agreement in accordance with this Section 12, the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, without representations or warranties. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

     13. Choice of Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without regard of the principles of conflicts of laws thereof, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral is governed by the laws of a jurisdiction other than the State of Delaware. Unless otherwise defined herein terms used in Article 9 of the Uniform Commercial Code in the State of Delaware are used herein as therein defined.

     14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any party by facsimile transmission shall be as effective as delivery of a manually executed copy of this Agreement by such party.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties have executed this Security Agreement on the date appearing on the first page hereof.

                                            AVATECH SOLUTIONS SUBSIDIARY, INC.


                                            By:         /s/
                                                --------------------------------
                                               Name:
                                               Title:

                                            Strategic Partner


                                            By:         /s/
                                                --------------------------------
                                               Name: (Name withheld and filed
                                               Title:  separately with the SEC.)

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